SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) DECEMBER 18, 1997

                            INDUSTRIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

               TEXAS                       1-9580                76-0289495
(State of other jurisdiction of   (Commission File Number)     (IRS Employer
incorporation)                                               Identification No.)

                        7135 ARDMORE HOUSTON, TEXAS       77054
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (713) 747-1025

(Former name or former address, if changed since last report.)

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ITEM 5.      OTHER EVENTS.

             On December 18, 1997, Industrial Holdings, Inc. commenced an offering to the holders (the "Warrantholders") of its Class B Redeemable Common Stock Purchase Warrants ("Class B Warrants") whereby for each Class B Warrant tendered plus $10.00, the Warrantholder will receive one share of Common Stock, one Class C Warrant exercisable at $15.00 per share and one Class D Warrant exercisable at $22.50 per share. The Offer unless extended by the Company, will end at 5:00 p.m. New York City time January 19, 1998.

             At December 18, 1997, there were 1,254,414 Class B Warrants issued and outstanding.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                         INDUSTRIAL HOLDINGS, INC.

                                         By:/s/CHRISTINE A. SMITH
                                             CHIEF FINANCIAL OFFICER

Date:  December 19, 1997

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